UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 17, 2013

Spirit Realty Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32386	20-0175773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 606-0820

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the consummation on July 17, 2013 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 22, 2013, as amended by the First Amendment to Agreement and Plan of Merger, dated as of May 8, 2013 (the “Merger Agreement”), by and among Spirit Realty Capital, Inc., a Maryland corporation (the “Company”), Spirit Realty Capital, Inc. (f/k/a Cole Credit Property Trust II, Inc.), a Maryland corporation (“New Spirit”), Cole Operating Partnership II, LP, a Delaware limited partnership and Spirit Realty, L.P., a Delaware limited partnership. Pursuant to the Merger Agreement, (i) on July 17, 2013, the Company merged with and into New Spirit, then known as Cole Credit Property Trust II, Inc. (the “Company Merger”), at which time Cole Credit Property Trust II, Inc. changed its name to Spirit Realty Capital, Inc.; and (ii) on July 17, 2013, the Cole Operating Partnership II, LP merged with and into Spirit Realty, L.P. (the “Partnership Merger” and together with the Company Merger, the “Mergers”), with Spirit Realty, L.P. continuing as the surviving limited partnership (the “Surviving Partnership”). The following events took place in connection with the consummation of the Mergers:

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the Mergers, the Company and Spirit Realty, L.P., terminated the secured revolving credit facility, pursuant to that certain Credit Agreement dated as of September 25, 2012, by and among the Spirit Realty, L.P., Deutsche Bank as administrative agent, and the various financial institutions parties thereto, as guaranteed by the Company, allowing borrowings of up to $100.0 million and providing for a maximum additional loan commitment of $50.0 million.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 22, 2013, the Company, New Spirit, Cole Operating Partnership II, LP and Spirit Realty, L.P., entered into the Merger Agreement. On July 17, 2013, the parties closed the transactions contemplated by the Merger Agreement and the Company merged with and into New Spirit, resulting in the Company ceasing to exist and New Spirit continuing as the surviving corporation in the Company Merger. At the effective time of the Company Merger, each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), issued and outstanding immediately prior to the effective time of the Company Merger which occurred at 9:31 am (Eastern time) on July 17, 2013 (the “Effective Time”), was cancelled and converted into the right to receive 1.9048 shares of common stock, par value $0.01 per share, of New Spirit (“New Spirit Common Stock”).

References to, and descriptions of, the Merger Agreement as set forth herein are not intended to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is included herewith as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Mergers, the Company notified the New York Stock Exchange (the “NYSE”) on July 17, 2013 that each share of Company Common Stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive 1.9048 shares of New Spirit Common Stock (the “Merger Consideration”), and the NYSE has filed a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to Company Common Stock to suspend the trading of the Company Common Stock following the close of trading on the NYSE on July 17, 2013. The New Spirit Common Stock is expected to commence trading on the NYSE under the ticker symbol “SRC” on July 18, 2013.

Item 3.03. Material Modification to Rights of Security Holders.

At the Effective Time, each issued and outstanding share of Company Common Stock was converted into the right to receive the Merger Consideration.

In addition, under the terms of the Merger Agreement, at the Effective Time, the New Spirit shall assume Company’s 2012 Incentive Award Plan (the “Plan”) and the number and kind of shares available for issuance under the Plan shall be converted into shares of New Spirit Common Stock, after giving effect to the Exchange Ratio, in accordance with the provisions of the Plan. Similarly, all outstanding shares of the Company Common Stock that are subject to vesting and other restrictions will convert into restricted shares of New Spirit Common Stock, after giving effect to the Exchange Ratio, with the same terms and conditions as were applicable to such shares of Company Common Stock immediately prior to the Effective Time.

The description of the Merger Agreement contained in this Item 3.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is included herewith as Exhibit 2.1 and the terms of which are incorporated herein by reference.

See also Item 3.01-Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing of this Current Report on Form 8-K above, which information is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

On July 17, 2013, pursuant to the terms of the Merger Agreement, the Company merged with and into New Spirit, with New Spirit continuing as the surviving corporation. The aggregate consideration paid in connection with the Merger consisted of approximately 161,846,018 shares of New Spirit Common Stock.

Immediately following the Effective Time, Cole Operating Partnership II, LP, a subsidiary of New Spirit, merged with and into Spirit Realty, L.P., a subsidiary of the Company, with Spirit Realty, L.P., continuing as the surviving limited partnership and a subsidiary of New Spirit.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the Company Merger and pursuant to the Merger Agreement, the Company ceased to exist and New Spirit continued as the surviving corporation. As a result of the Company Merger, at the Effective Time, the following individuals were appointed as directors of New Spirit: Thomas H. Nolan, Jr., Todd A. Dunn, David J. Gilbert, Richard I. Gilchrist, Diane M. Morefield, Kevin M. Charlton, Thomas D. Senkbeil, Sheli Z. Rosenberg and Nicholas P. Shepherd. Simultaneous with the appointment of the board of directors of New Spirit described above, each of the following individuals were appointed as officers of New Spirit: Thomas H. Nolan, Jr., as Chairman of the Board and Chief Executive Officer, Peter M. Mavoides as President and Chief Operating Officer, Michael A. Bender as Senior Vice President, Chief Financial Officer and Treasurer, Gregg A. Seibert as Senior Vice President and Mark L. Manheimer as Senior Vice President.

Item 5.03. Amendment of Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the Company Merger, the Company ceased to exist and New Spirit continued as the surviving corporation.

See also Item 2.01-Completion of Acquisition or Disposition of Assets of this Current Report on Form 8-K above, which information is incorporated by reference into this Item 5.03.

Item 7.01. Regulation FD Disclosure.

On July 17, 2013, the Company and New Spirit issued a joint press release announcing the consummation of the Mergers. A copy of the joint press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 22, 2013, as amended by the First Amendment to Agreement and Plan of Merger, dated as of May 8, 2013, by and among Spirit Realty Capital, Inc., Spirit Realty Capital, Inc. (f/k/a Cole Credit Property Trust II, Inc.), Cole Operating Partnership II, LP and Spirit Realty, L.P. (Incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 22, 2013, together with Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 9, 2013).

99.1	Joint Press Release, dated July 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael A. Bender
Michael A. Bender
Chief Financial Officer, Senior Vice President, Assistant Secretary and Treasurer

Date: July 17, 2013

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 22, 2013, as amended by the First Amendment to Agreement and Plan of Merger, dated as of May 8, 2013, by and among Spirit Realty Capital, Inc., Spirit Realty Capital, Inc. (f/k/a Cole Credit Property Trust II, Inc.), Cole Operating Partnership II, LP and Spirit Realty, L.P. (Incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 22, 2013, together with Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 9, 2013).

99.1	Joint Press Release, dated July 17, 2013.